SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.     )

Filed by the registrant                     [X]
Filed by a party other than the registrant  [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement        [ ] Confidential, for use of the
                                            Commission Only (as permitted by
                                            Rule 14a6(e)(2))
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[X]      Soliciting Material pursuant to Rule 14a-12

                            Ridgewood Financial, Inc.
                            -------------------------
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]     No fee required
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1)  Title of each class of securities to which transaction applies:
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          (2)  Aggregate number of securities to which transaction applies:
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          (3)  Per unit price or other underlying value of transaction  computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):
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          (4)  Proposed maximum aggregate value of transaction:
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          (5)  Total fee paid:
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[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount previously paid:
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          (2)  Form, Schedule or Registration Statement No.:
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          (3)  Filing Party:
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          (4)  Date Filed:
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

FOR IMMEDIATE RELEASE
---------------------


                            RIDGEWOOD FINANCIAL, INC.
                       AWAITING CONFIDENTIALITY AGREEMENT
                        FROM BOILING SPRINGS SAVINGS BANK
                        ---------------------------------


         Ridgewood, NJ -- October 19, 2000 (Nasdaq NMS: RSBI) -- Ridgewood Financial, Inc., parent company of Ridgewood Savings Bank of New Jersey,
Ridgewood, New Jersey ("Ridgewood"), previously announced that it had entered into a definitive agreement dated August 28, 2000 with Provident Savings Bank, a New Jersey mutual savings bank headquartered in Jersey City, New Jersey ("Provident") for the merger of Ridgewood with Provident, and the acquisition by Provident of the Common Stock of Ridgewood held by public stockholders for a price of $15 per share cash. Subsequent to such announcement, Boiling Springs Bancorp, Inc., the parent company of Boiling Springs Savings Bank, Rutherford, New Jersey ("Boiling Springs") announced on September 21, 2000 an offer to engage in a similar transaction with Ridgewood, including the acquisition of the Ridgewood Common Stock held by public stockholders for $18 per share cash. Ridgewood previously announced that it would review the Boiling Springs offer.

         Upon the advice of its investment advisor, Ridgewood's Board of Directors has determined that the Boiling Springs' offer may be a superior proposal, subject to clarification of certain details of such offer by Boiling Springs, including clarification that Boiling Springs will indemnify Ridgewood for any payments that Ridgewood may owe Provident in the event that Ridgewood enters into a definitive agreement with Boiling Springs, and a commitment by Boiling Springs to reimburse Ridgewood for fees and expenses that were incurred in negotiating the Provident agreement and that will be incurred by Ridgewood in negotiating the Boiling Springs definitive agreement if the Boiling Springs transaction does not receive approval by all applicable regulatory agencies. Ridgewood is unable to ascertain whether the Boiling Springs offer will result in the execution of a definitive agreement on terms more favorable to the Ridgewood stockholders than the terms of the Provident agreement, and Ridgewood is unable to ascertain if the Boiling Springs transaction, as proposed, will have an equal, greater or lesser probability for approval by the applicable banking regulatory agencies, than the Provident transaction, in that this will be the first such transaction of this nature and structure requiring approval by the Federal Deposit Insurance Corporation, the New Jersey Department of Banking and Insurance and the Federal Reserve Board of New York. Previously, the Office of Thrift Supervision has approved a transaction of a similar nature and structure.

         In addition, a provision of the Provident agreement requires that before Ridgewood engages in discussions and negotiations with Boiling Springs related to its offer, Ridgewood must receive a confidentiality agreement from Boiling Springs identical in all material respects to the confidentiality agreement executed by Ridgewood and Provident. President Susan E. Naruk stated "As of the date and time of this announcement, Boiling Springs has not complied with this provision of the Provident agreement. Ridgewood is surprised that it has not yet received a confidentiality agreement from Boiling Springs." There can be no assurances given by Ridgewood whether, or when, (i) Boiling Springs will deliver such a confidentiality agreement to Ridgewood, (ii) the Boiling Springs offer to Ridgewood will result in execution of a definitive agreement by

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



the parties on terms more favorable than the Provident agreement, or (iii) the Boiling Springs transaction or the Provident transaction will receive approval from the applicable banking regulatory agencies and the Ridgewood stockholders. Ridgewood can give no assurance that Boiling Springs will not withdraw its offer before a definitive agreement is executed between Ridgewood and Boiling Springs. Ridgewood has requested its advisors to continue to analyze the Boiling Springs offer in order to advise the Board on the matter. Provident has advised Ridgewood that it is proceeding forward to file the necessary applications with the banking regulators.

         Ridgewood may file a proxy statement and other relevant documents concerning the merger with the Securities and Exchange Commission ("SEC"). However, in the event that Ridgewood enters into a merger agreement with another company, Ridgewood expects that it would file a proxy statement and other relevant documents concerning such merger with the SEC. INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents when filed free of charge at the SEC's website, http://www.sec.gov. In addition, documents filed with the SEC by Ridgewood will be available free of charge from Ridgewood, Attn: Corporate Secretary, 55 North Broad Street, Ridgewood, New Jersey 07450, telephone (201) 445-4000. WHEN FILED, INVESTORS SHOULD READ THE PROXY STATEMENT CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.

         Ridgewood and its directors and executive officers may be deemed to be participants in the solicitation of proxies of Ridgewood stockholders to approve the merger. Ridgewood's board of directors is composed of Susan E. Naruk, Nelson Fiordalisi, Michael Azzara, Jerome Goodman, Bernard J. Hoogland, John Kandravy, Robert S. Monteith, John J. Repetto, and Paul W. Thornwall. Collectively, the directors and executive officers at Ridgewood may be deemed to beneficially own approximately 5.4% of Ridgewood's common stock. This ownership information is as of December 31, 1999.

         The foregoing materials may contain forward-looking statements. The Company cautions that such statements may be subject to uncertainties and actual results could differ materially and, therefore, investors should not place undue reliance on any forward-looking statements. Ridgewood specifically disclaims any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of any events or circumstances after the date of such statements.

FOR FURTHER INFORMATION CONTACT:
-------------------------------
Susan E. Naruk, President and CEO
Nelson Fiordalisi, EVP and COO
Ridgewood Financial, Inc.
(201) 445-4000

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